UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2016

Federal-Mogul Holdings Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34029	46-5182047
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27300 West 11 Mile Road, Southfield, Michigan		48034
(Address of principal executive offices)		(Zip Code)

(248) 354-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Resignation of Director

On February 19, 2016, Hunter C. Gary resigned as a director of Federal-Mogul Holdings Corporation (“Federal-Mogul”) effective immediately. Mr. Gary’s resignation was not related to a disagreement with Federal-Mogul.

Appointment of New Directors

The Federal-Mogul Board of Directors has appointed Michael Nevin, an employee of Icahn Enterprises L.P., as a director effective immediately.

Resignation of Officer

Mr. Brett D. Pynnonen, Senior Vice President, General Counsel and Secretary, gave notice to Federal-Mogul that he will be resigning from Federal-Mogul on March 11, 2016. Mr. Pynnonen’s resignation is not related to a disagreement with Federal-Mogul

SECTION 7-REGULATION FD

ITEM 7.01 REGULATION FD DISCLOSURE

A brief biography for Mr. Nevin is as follows:

Michael Nevin has been employed as a Financial Analyst at Icahn Enterprises L.P. (a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, mining, real estate and home fashion) since July 2015. Mr. Nevin is responsible for analyzing and monitoring portfolio companies for Icahn Enterprises L.P. Prior to that time, Mr. Nevin was employed by Jefferies LLC as a Research Analyst from April 2014 to July 2015 covering the Utilities sector. Mr. Nevin was also employed by JP Morgan Investment Bank in various roles from March 2009 to April 2015. Mr. Nevin received his B.S. from Drexel University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Federal-Mogul Holdings Corporation (Registrant)

Date: February 22, 2016

/s/ Jerome Rouquet
	By:	Jerome Rouquet
Senior Vice President and Chief Financial Officer

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